EXHIBIT NO. 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No.333-12619 of Hyperion Telecommunications, Inc. on Form S-3 (formerly Form S-1) of our report dated June 13, 1997, appearing in the Annual Report on Form 10-K of Hyperion Telecommunications, Inc. for the year ended March 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.





Deloitte & Touche LLP


Pittsburgh, Pennsylvania
June 12, 1998